EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into effective June 15, 1998, by and between International Fast Food Corporation, Inc., a Florida corporation (the "Company"), and Michael T. Welch (the "Executive").
                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Company desires to employ the Executive for the term provided herein, and the Executive desires to be employed by the Company for such term, all in accordance with the terms and provisions herein contained;
         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1.       Employment.

                  (a) The Company hereby employs the Executive to render full-time services to the Company as its President and Chief Operating Officer and that of its subsidiaries or affiliates that exist and/or to be founded, the Executive hereby accepts such employment, on the terms and conditions contained in this Agreement.

                  (b) The Executive shall perform such duties for the Company as may be determined and assigned to him from time to time by the Company's Chairman of the Board (the "Chairman") or the Company's Board of Directors (the "Board"), which assigned duties shall be consistent with those normally associated with such position; provided that the Board may delegate certain of the tasks, objectives or responsibilities set forth in the Description to other officers or employees of the Company or its subsidiaries and affiliates.


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         (c) The Executive hereby agrees to devote his full business time, attention and his best efforts to the performance of his duties hereunder.

         (d) The Executive's place of employment during the term of his employment hereunder shall be at such place as is reasonably designated by the Board. The Executive acknowledges that he will be required to change his residence in order to perform his obligations hereunder, and further acknowledges that he will be required to take up residence in the Republic of Poland in connection with the performance of his duties hereunder.

         (e) The Executive agrees to accept election and to serve during all or any part of the Term, as hereinafter defined, as an officer or director of the Company and any subsidiary or affiliate of the Company, without any compensation therefor other than that specified herein, if elected to such position by the shareholders or by the Board of the Company or of any subsidiary or affiliate, as the case may be.

         2. Term. The initial term of this Agreement, and the employment of the Executive hereunder, shall be for a period commencing on June 15, 1998 and expiring on June 14, 2001 (the Initial Term"). By notice given not more than one hundred eighty (180) and not less than one hundred twenty (120) days before the expiration of the Initial Term, the Company may extend the term hereof for an additional one (1) year (the "First Extension").

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By notice given not more than one hundred eighty (180) and not less than one hundred twenty (120) days before the expiration of the First Extension, the Company may extend the term hereof for an additional one (1) year (the "Second Extension") (the Initial Term, together with the First Extension, if any, and the Second Extension, if any, is herein referred to as the "Term").

         3.       Compensation Package.

                  (a) The Executive's annual salary during the Initial Term shall be as hereinafter set forth below:

                  June 15, 1998 - June 14, 1999               $165,000.00
                  June 15, 1999 - June 14, 2000               $175,000.00
                  June 15, 2000 - June 14, 2001               $185,000.00

payable by check in equal bi-weekly installments or in such other periodic installments as may be in accordance with the regular payroll policies of the Company as from time to time in effect, less such deductions or amounts to be withheld as shall be required by applicable law and regulations. During the First Extension, if any, The Executive's annual salary shall be $195,000.00; during the Second Extension, if any, the Executive's annual salary shall be $205,000.00.

                  (b) The Executive shall be entitled to family medical/dental insurance, provided that the policy has standard co-insurance and deductible provisions, and that 25% of the cost of the policy shall be paid by the Executive, such costs to the Company shall not exceed $5,000.00 per year.

                  (c) The Executive shall be entitled to term life and disability insurance provided that 25% of the costs be paid by the

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Executive and the total premiums paid by the Company does not exceed $5,000.00 per year.

                  (d) The Company shall pay, during the Executives first year of employment, for three (3) airfare tickets for Executive to visit his family in the United States (Tourist Class), and three (3) family trips to Poland of Executives immediate family (Tourist Class).

                  (e) The Executive shall be entitled to three (3) weeks of paid vacation during the first year of the Initial Term and four (4) weeks of paid vacation during any subsequent year of the Term.

                  (f) The Executive shall be elegible for an annual bonus in accordance with the Company's policy as in effect from time to time.

                  (g) The Company shall provide the Executive with an automobile. The Company shall be responsible for all associated expenses relating to such automobile, including insurance, gas and repairs.

                  (h) The Company shall supply Executive with a portable telephone. The Company shall be responsible for all charges related to its use.

                  (i) The Company shall pay Executive a housing allowance of Two Thousand Five Hundred Dollars ($2500.00) per month, up to the time of relocation of Executive's family to Poland. The housing allowance shall not exceed the Executive's first year of employment. The Executive will be responsible for all expenses including telephone, electric, gas and taxes.

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                  (j) The Company shall pay for the relocation of Executive's immediate family and household goods to Poland upon Executive's request. Upon termination of the Executive's employment, and at his request, the Company shall pay for the relocation of Executive's immediate family and household goods back to the United States.

                  (k) The Company shall pay or reimburse the Executive for all reasonable expenses actually incurred or paid by him in the performance of his duties hereunder, in accordance with Company policy and upon the presentation by the Executive of an itemized account of such expenditures. The Company shall provide Executive with a Company credit card to be used by the Executive for Company purposes.
                  (l) The Executive shall be eligible to receive stock option grants under the Company's stock option plans in the discretion of the Company's Board of Directors or option committees under such plans.
The Company will recommend to the Board or such committees a grant of a stock option to acquire 250,000 shares of the IFFC's common stock, par value $.01 per share (the "Common Stock"), at an exercise price per share equal to the current market price of the Common Stock $.71, such options to be exerciseable in whole or in part and cumulatively according to the following schedule, provided in each case that the Executive is an employee of the Company on the date of reference:


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         (i) twenty (20%) percent June 14, 1999

         (ii) forty (40%) percent June 14, 2000

         (iii) forty (40%) percent June 14, 2001 in no event shall this Option be exercised 10 years after this Option first becomes exercisable.

         4.       Termination.

                  (a) Notwithstanding anything contained in this Agreement to the contrary, the Company by written notice to the Executive shall at all times have the right to terminate this Agreement, and the Executive's employment hereunder, with or without "Cause", as hereinafter defined. For the purposes hereof, "Cause" shall be defined to mean any act of the Executive or any failure to act on the part of the Executive which constitutes:

                           (i)      fraud or embezzlement;

                           (ii)     conviction of a felony; or

                           (iii)    commission of a crime involving dishonesty;
                                    or

                           (iv) a breach of any of the terms, provisions or obligations of this Agreement.

                  (b) Notwithstanding anything contained in this Agreement to the contrary, this Agreement and the Executive's employment hereunder shall be terminated automatically (i) immediately upon the death of the Executive, and
(ii) if the Executive shall, as the result of mental or physical incapacity, illness or disability, be unable and fail to perform reasonably his duties and responsibilities provided for herein for any continuous period of 90 days during the term of this Agreement, provided that the

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obligations of the Company to make payments hereunder shall be suspended during the pendency of any disability which has persisted for a continuous period of 60 days during the term of this Agreement.

                  (c) If, during the Term, and upon 30 days written notice, this Agreement is terminated pursuant to Paragraph 4(b) hereof, the Company shall pay to the Executive or the personal representative of his estate Fifty Thousand Dollars ($50,000.00) in a lump sum within thirty (30) days of such termination.

                  (d) If, during the Term, the Company terminates the Executive's employment hereunder without Cause, the Company shall pay to the Executive a lump sum termination amount (the "Termination Amount") within thirty days of such termination and neither party shall have any further obligations hereunder, except pursuant to Paragraphs 5 and 6 hereof. The Termination Amount shall be an calculated as follows:

                  June 15, 1998 to December 14, 1998 $25,000.00

                  December 15, 1998 to June 14, 1999 $50,000.00

                  June 15, 1999 to June 14, 2001 $75,000.00

                  (e) If the Company terminates the Executive's employment hereunder for Cause, neither party shall have any further obligations hereunder except pursuant to Paragraphs 5 and 6 hereof. 5. Nondisclosure. The Executive understands that, solely as a result of his employment with the Company, he will have knowledge of and access to certain confidential information relating to the financial and planning aspects of the Company's business and

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other aspects of the Company's business. The Executive agrees that, during or following his employment by the Company, he will not disclose to others (except in the course of his employment with the Company and solely in furtherance of the interest of the Company) any such confidential information. The provisions of this paragraph shall not preclude the Executive from using, after the termination of his employment with the Company, his general professional knowledge and skills including those developed while employed by the Company. The Executive further agrees to comply with any provision of any agreement between the Company and any other party relating to the confidentiality of information relating to that party or its operations.

         6. Restrictive Covenants. The Executive shall not at any time during the term of his employment hereunder and for a period of two (2) years after the date this Agreement expires or is terminated for any reason, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, except on behalf of the Company:

                  (a) engage or be involved in any restaurant operations in Poland the same or similar to those conducted by the Company;

                  (b) interfere with business relationships between the Company and its suppliers, franchisors, or customers;

                  (c) without the Company's prior written consent, become employed by an entity with which the Company has a business relationship; or

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                  (d) without the Company's prior written consent, hire or
solicit the employment of any person or associate in the employ of the Company or its subsidiaries or affiliates.

         The Executive acknowledges that (i) the foregoing covenants are reasonable in scope and duration and (ii) he will be able to earn a living and provide for his family without violating the foregoing covenants.

         7. No Delegation. Neither the Company nor the Executive shall delegate its or his obligations pursuant to this Agreement to any other person, except as provided in Paragraph 8 hereof.

         8. No Assiqnment. Neither the Company nor the Executive shall assign any of its or his rights under this Agreement to any other person, except that the Company may assign its rights under this Agreement to any successor entity in a merger with the Company or any entity that purchases all or substantially all of the Company's assets, and except that the Company may assign its rights and obligations hereunder to a subsidiary or affiliate, after which assignment the Company will have no obligations hereunder.

         9. Damages. Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay

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all reasonable court costs and attorneys' fees of the other.

         10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         11. Notices. Any notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or facsimile, or (b) 3 days after deposit in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, as follows:

         If to the Company:                 International Fast Food Corporation
                                            1000 Lincoln Road, Suite 200
                                            Miami Beach, Florida 33139

         With a copy to:                    Atlas, Pearlman, Trop & Borkson
                                            New River Center, Suite 1900
                                            200 East Las Olas Boulevard
                                            Fort Lauderdale, Florida 33301

         If to the Executive:               Michael T. Welch
                                            8931 Veranda Way, #421
                                            Sarasota, Florida 34238

or to such other addresses as either party hereto may from time to time give notice of to the other.

         12. Benefits: Bindinq Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns.

         13. Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the
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event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity shall be caused by the length of any period of time or the size of any area set forth in any part hereof, such period of time or such area, or both, shall be considered to be reduced to a period or area to the extent and only to the extent that such reduction would cure such invalidity.

         14. Waivers. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation.

         15. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         16. Specific Performance. The Executive agrees that a violation by him of any of the covenants contained in Paragraphs 5 or 6 of this Agreement will cause irreparable damage to the Company the amount of which will be virtually impossible to ascertain, and with respect to which the Company may not have an adequate remedy at law, and for those reasons the Executive agrees that the Company shall be entitled to an injunction or a restraining order (both temporary or permanent) from any court of competent jurisdiction restraining any violation of any or all of said covenants by the

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Executive, all persons he controls, and all persons acting for or with him, either directly or indirectly, in addition to any other form of relief, at law or equity, to which the Company may be entitled. When used in Paragraphs 5, 6 and 16 hereof, the term "Company" shall include all its directly and indirectly owned subsidiaries and its affiliates involved in the restaurant business in Poland.

         17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         18. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties hereto with respect to such subject matter. No amendment or modification of this Agreement shall be valid or binding upon the Company unless made in writing and signed by a duly authorized officer of the Company other than the Executive, or upon the Executive unless made in writing and signed by him.

         19. No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

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         IN WITNESS WHEREOF, the parties have set their hands and seals as of the day and year first above written.

                                    COMPANY:

                                    INTERNATIONAL FAST FOOD CORPORATION


                                    By:/s/ Mitchell Rubinson
                                    -----------------------------
                                    Mitchell Rubinson
                                    Chairman of the Board, President
                                    & Chief Executive Officer



                                    EXECUTIVE:



                                    /s/ Michael T. Welch
                                    -----------------------------
                                    Michael T. Welch







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